Exhibit 3.61

CERTIFICATE OF FORMATION

OF

CCO NR HOLDINGS, LLC

1. The name of the limited liability company is CCO NR HOLDINGS, LLC.

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CCO NR Holdings, LLC this 11th day of June, 2003.

/s/ Janeen G. Domagalski
Janeen G. Domagalski
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:14 PM 06/11/2003
FILED 03:58 PM 06/11/2003
SRV 030386416 - 3668889 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:22 PM 07/08/2003
FILED 05:02 PM 07/08/2003
SRV 030449369 - 3668889 FILE

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF FORMATION

OF

CCO NR HOLDINGS, LLC

a Delaware limited liability company

CCO NR HOLDINGS, LLC, a Delaware limited liability company (the “Company”), pursuant to Section 18-211 of the Delaware Limited Liability Company Act, hereby certifies as follows:

1. The Certificate of Formation of CCO NR HOLDINGS, LLC (the “Certificate of Formation”) filed with the Delaware Secretary of State on June 11, 2003, is an inaccurate record of the Company.

2. Paragraph 1 of the Certificate of Formation inaccurately stated the name of the Company.

3. Paragraph 1 of the Certificate of Formation, in correct form, should read in its entirety as follows:

“1. The name of the limited liability company is CCO NR Holdings, LLC.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed by its Authorized Person this 8th day of July, 2003.

/s/ Marcy Lifton
Marcy Lifton, Authorized Person

J:\CORPSECY\LLC Formation\Corrections\CCO NR

Holdings re name.DOC